UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report
(Date of earliest
event reported):	December 13, 2006

OSHKOSH TRUCK CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

P.O. Box 2566, Oshkosh, Wisconsin 54903
(Address of principal executive offices, including zip code)
(920) 235-9151
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement with Certain Officers.

        (e)        On September 19, 2006, the Human Resources Committee of the Board of Directors of Oshkosh Truck Corporation (the “Company”) approved annual incentive awards for fiscal year 2007 for the Company’s executive officers pursuant to the Company’s 2004 Incentive Stock and Awards Plan. The executive officers may earn cash bonuses on the basis of the Company’s performance in fiscal 2007 relative to benchmarks for earnings per share, return on invested capital and, for certain officers, operating income of the Company’s business units. On December 13, 2006, the Human Resources Committee acted to provide that, for purposes of the annual incentive awards, the Company’s performance in fiscal 2007 relative to benchmarks for earnings per share and return on invested capital will take into account the effects of the Company’s acquisition of JLG Industries, Inc. (“JLG”). As previously reported, on December 6, 2006, the Company completed its acquisition of JLG.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH TRUCK CORPORATION
Date: December 18, 2006	By: /s/ Bryan J. Blankfield
Bryan J. Blankfield
Executive Vice President, General Counsel and
Secretary